As filed with the Securities and Exchange Commission on March 11, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRI/SURGICAL EXPRESS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3252632
(State of Incorporation)	(I.R.S. Employer Identification No.)

12425 RACE TRACK ROAD, TAMPA, FL 33626

(Address of principal executive offices) (Zip Code)

2004 STOCK COMPENSATION PLAN

(Full title of the plan)

WALLACE D. RUIZ, CHIEF FINANCIAL OFFICER

SRI/SURGICAL EXPRESS, INC.

12425 RACE TRACK ROAD, TAMPA, FL 33626

(Name and address of agent for service)

COPIES TO:

DAVID S. FELMAN, ESQ.

HILL, WARD & HENDERSON, P.A.

101 EAST KENNEDY BOULEVARD, SUITE 3700

TAMPA, FLORIDA 33602

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.001 per share	500,000 shares	$0.93	$465,000	$18.28

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock splits, stock dividends, recapitalizations or other similar transactions effected without receipt of consideration.
(2)	Estimated solely for the purpose of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices for the Registrant’s Common Stock reported on The NASDAQ Stock Market LLC on March 6, 2009.

EXPLANATORY NOTE

SRI/Surgical Express, Inc., a Florida corporation (the “Registrant”), filed a registration statement on Form S-8 on March 28, 2005 (File No. 333-123616) (the “Prior Registration Statement”) to register 500,000 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of stock options granted pursuant to the Registrant’s 2004 Stock Compensation Plan (the “Plan”). The Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 500,000 shares of Common Stock to be issued upon the exercise of stock options granted under the Plan.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 11, 2009.

SRI/SURGICAL EXPRESS, INC.

By:	/s/ Gerald G. Woodard
Gerald G. Woodard
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald G. Woodard Gerald G. Woodard	Chief Executive Officer and Director (principal executive officer)	March 11, 2009

/s/ Wallace D. Ruiz Wallace D. Ruiz	Chief Financial Officer (principal financial and accounting officer)	March 11, 2009

/s/ James T. Boosales	Director	March 11, 2009
James T. Boosales

/s/ James M. Emanuel	Director	March 11, 2009
James M. Emanuel

/s/ Charles W. Federico	Director	March 11, 2009
Charles W. Federico

/s/ Charles T. Orsatti	Director	March 11, 2009
Charles T. Orsatti

/s/ Wayne R. Peterson	Director	March 11, 2009
Wayne R. Peterson

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Hill, Ward & Henderson, P.A. regarding the legality of the securities being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Independent Registered Public Accounting Firm’s Consent.